Exhibit 10.5

INDEMNITY AGREEMENT

This Agreement has been entered into as of the      th day of                     , 20    ,

BETWEEN:

CRH MEDICAL CORPORATION, a company incorporated under the laws of the Province of British Columbia and having an address at 522 – 999 Canada Place, Vancouver, BC V6C 3E1

(the “Indemnitor”)

AND:

                             , Businessperson

(the “Indemnitee”)

WHEREAS the Indemnitee acts or has agreed to act as a director and/or officer of the Indemnitor and may, from time to time, act as a director and/or officer of another entity at the Indemnitor’s request, and the Indemnitee has agreed, subject to the granting of the indemnities herein provided for, to act or continue to act in the aforementioned capacities.

NOW THEREFORE in consideration of these premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto covenant and agree as set forth below.

ARTICLE 1—INDEMNITY

1.1    Scope of Indemnity. Subject to subsections 1.3, 1.8, 1.9, and 2.7 below, the Indemnitor shall to the fullest extent possible under applicable law indemnify and save harmless the Indemnitee against and from:

(a)

any and all charges and claims of every nature and kind whatsoever which may be brought or made by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Indemnitee in connection with the execution of the duties of the Indemnitee’s office as a director and/or officer or by virtue of the Indemnitee’s holding any other directorship and/or officer position with any other entity held by the Indemnitee at the Indemnitor’s request;

(b)

any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis and including an amount paid to settle any action or to satisfy any judgment), fines, liabilities (statutory or otherwise), losses and penalties which the Indemnitee may sustain, incur or be liable for in consequence of the Indemnitee’s acting as a director and/or officer of the Indemnitor, whether sustained or incurred by reason of the Indemnitee’s negligence, default, breach of duty, breach of trust, intentional tortuous conduct, failure to exercise due diligence or otherwise in relation to the Indemnitor or any of its affairs; and

(c)

in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, losses and penalties which the Indemnitee may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or are in any way connected with the management, operation, activities or existence of the Indemnitor or by virtue of the Indemnitee holding any other directorship and/or officer position with any other entity held by the Indemnitee at the Indemnitor’s request.

1.2    Payments Advanced as Costs Incurred. Any amounts paid by the Indemnitor under section 1.1 shall be advanced by the Indemnitor promptly as and when costs, damages, expenses, fines, losses or penalties are incurred by the Indemnitee.

1.3    Indemnity Restricted. If, under applicable law, any payment by the Indemnitor under section 1.1 first requires the approval of any court, the Indemnitor, at its own expense and in good faith, will promptly take all necessary proceedings to obtain such approval.

1.4    Taxable Benefits. The Indemnitor shall gross up any indemnity payment made pursuant to this Indemnity Agreement by the amount of any income tax payable by the Indemnitee in respect of that payment.

1.5    Enforcement Costs. The Indemnitor shall indemnify the Indemnitee for the amount of all costs incurred by the Indemnitee in obtaining any court approval required to enable the Indemnitee to make a payment under or in enforcing this Indemnity Agreement, including without limitation legal fees and disbursements on a full indemnity basis.

1.6    Re-Election. The obligations of the Indemnitor under this Indemnity Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Indemnitee as a director and/or officer of the Indemnitor or of any entity in which the Indemnitee holds a directorship and/or officer position at the request of the Indemnitor.

1.7    Indemnitee’s Compensation. The obligations of the Indemnitor under this Indemnity Agreement are not diminished or in any way affected by:

(a)

the Indemnitee holding from time to time any direct or indirect financial interest in the Indemnitor or in any entity in which the Indemnitee holds such directorship and/or officer position at the request of the Indemnitor;

(b)

payment to the Indemnitee by the Indemnitor of director’s fees or any salary, wages, or any other form of compensation or remuneration or in any entity which the Indemnitee holds such directorship and/or officer position at the request of the Indemnitor; and

(c)

except as otherwise herein provided, any directors’ or officers’ liability insurance placed by or for the benefit of the Indemnitee by the Indemnitee, the Indemnitor or any entity in which the Indemnitee holds a directorship and/or officer position at the request of the Indemnitor.

1.8    Limitation on Indemnity. Notwithstanding the provisions of subsection 1.1, the Indemnitor shall not be obligated to indemnify or save harmless the Indemnitee against and from any charge, claim, cost, damage, expense, fine, liability, loss or penalty if a court of competent jurisdiction finds that:

(a)	the Indemnitee failed to act honestly and in good faith with a view to the best interest of:

(i)	the Indemnitor, if the claim relates to the Indemnitee’s position as a director and/or officer of the Indemnitor, or

(ii)	the entity with which the Indemnitee holds or held a directorship and/or officer position at the Indemnitor’s request;

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee did not have reasonable grounds for believing that the Indemnitee’s conduct was lawful; or

(c)	in the case of any act, error or omission of the Indemnitee, the Indemnitee acted fraudulently or maliciously.

1.9    Insurance Limitation. Notwithstanding the provisions of subsection 1.7, the Indemnitor shall have no obligation to indemnify or save harmless the Indemnitee in respect of any liability for which the Indemnitee is entitled to indemnity pursuant to any valid and collectible policy of insurance obtained and maintained by the Indemnitor, to the extent of the amounts actually collected by the Indemnitee under such insurance policy. Where partial indemnity is provided by such insurance policy, the obligation of the Indemnitor under subsection 1.1 shall continue in effect but be limited to that portion of the liability for which indemnity is not provided by such insurance policy.

1.10    Change in Law. The intention of this Agreement is to provide the Indemnitee indemnification to the fullest extent permitted by law and without limiting the generality of the foregoing and subject only to section 1.8 hereof:

(a)	nothing in this agreement shall be interpreted, by implication or otherwise, in limitation of the scope of the indemnification provided in section 1.1; and

(b)

section 1.1 is intended to provide indemnification to the Indemnitee that is not specifically prohibited by a court of competent jurisdiction and to the fullest extent permitted by the Business Corporations Act (British Columbia) (the “Act”) and, in the event that the Act is amended to permit a broader scope of indemnification (including, without limitation, the deletion or limiting of one or more of the provisos to the applicability of indemnification), Article 1 shall be deemed to be amended concurrently with the amendment to the Act so as to provide such broader indemnification.

1.11    Other Rights and Remedies. Indemnification and immediate payment of incurred costs, charges and expenses as provided by this Agreement shall not be deemed to derogate from or exclude any other rights to which the Indemnitee may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Indemnitor or other entity, this agreement, any vote of shareholders of the Indemnitor or other entity, or otherwise, both as to matters arising out of his capacity as a director or officer of the Indemnitor or other entity, or as to matters arising out of another capacity with the Indemnitor or other entity while being a director or officer of the Indemnitor or other entity.

ARTICLE 2 - DEFENCE

2.1    Interpretation. For the purposes of section 2:

“Action” means any action, inquiry, investigation, suit or other proceeding before a court or other tribunal in which a Claim is brought, made or advanced by or against the Indemnitee;

“Claim” means any charge, claim, cost, damage, expense, fine, liability, loss or penalty contemplated by subsection 1.1;

“Judgment” means an award of damages or other monetary compensation made in an Action or any amounts the Indemnitee is ordered to pay by any court or other tribunal or any government, governmental department, body, commission, board, bureau, agency or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced of or against the Indemnitee; and

“Settlement” means an agreement to compromise a Claim or an Action.

2.2    Notice of Claim. Upon the Indemnitee or the Indemnitor becoming aware of any pending or threatened Claim or Action, written notice shall be given by or on behalf of one to the other as soon as is reasonably practicable provided, however, that the failure of the Indemnitee to give such notice to the Indemnitor shall not adversely affect the Indemnitee’s rights under this Agreement except to the extent that the Indemnitor shall have been materially prejudiced as a direct result of such failure.

2.3    Right to Conduct Investigation. The Indemnitor shall conduct such investigation of each Claim as is reasonably necessary in the circumstances and shall pay all costs of such investigation.

2.4    Defence of Claim. Subject to this subsection, the Indemnitor shall defend, on behalf of the Indemnitee, any Action, even if the Claim upon which the Action is founded is frivolous, vexatious, groundless, false or fraudulent.

2.5    Right to Retain Counsel. The Indemnitor agrees to promptly retain counsel who shall be reasonably satisfactory to the Indemnitee to represent the Indemnitee in connection with the indemnification contemplated herein.

In any such matter the Indemnitee shall have the right to retain other counsel to act on his or her behalf, provided that the fees and disbursements of such other counsel shall be paid by the Indemnitee unless:

(a)	the Indemnitee and the Indemnitor shall have mutually agreed to the retention of such other counsel, or

(b)

the parties to any such civil, criminal or administrative action, proceeding, investigation, inquiry or hearing (including any added third, or interpleaded parties) include the Indemnitor, or entity with which the Indemnitee holds or held a directorship or officer position at the Indemnitor’s request, as applicable, and the Indemnitee and representation of more than one party by the same counsel would be inappropriate due to actual or potential differing interests between them (including the availability of different defences) in which event the Indemnitor agrees to pay the fees and disbursements of such counsel.

2.6    Settlement Negotiations. With respect to a Claim for which the Indemnitor is obliged to indemnify the Indemnitee hereunder, the Indemnitor may conduct negotiations towards a Settlement and, with the written consent of the Indemnitee (which the Indemnitee agrees not to unreasonably withhold), the Indemnitor may make such Settlement as it deems expedient; provided, however, that the Indemnitee shall not be required, as part of any proposed Settlement, to, and it will not be reasonable to request that the Indemnitee, admit liability or agree to indemnify the Indemnitor in respect of, or make contribution to, any compensation or other payment for which provision is made by such Settlement.

2.7    Settlement in Certain Circumstances. The Indemnitor, in consultation with the Indemnitee, shall have the right to negotiate a Settlement in respect of any Judgment which is founded upon any of the acts specified in subsection 1.8. In the event that the Indemnitor, in consultation with the Indemnitee, negotiates such Settlement, the Indemnitee shall pay any compensation or other payment for which provision is made under the Settlement as a result of such acts and shall not seek indemnity or contribution from the Indemnitor in respect of such compensation or payment. The Indemnitee shall pay to the Indemnitor, within 30 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence of the Claim or the Action in respect of which the Settlement was made in connection with any of the acts specified in subsection 1.8, including the cost of any investigation undertaken by the Indemnitor in connection therewith, to the date the Settlement was made.

2.8    Payment of Judgment. The Indemnitor shall pay any Judgment which may be given against the Indemnitee unless any of the circumstances in subsection 1.8 applies to the Action in respect of which the Judgment is given or unless and to the extent the Indemnitee is otherwise entitled to indemnity under the policy of insurance as contemplated by subsection 1.9 in either case, the Indemnitee shall pay to the Indemnitor, within 30 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence and appeal of the Action, including the costs of any investigation undertaken by the Indemnitor in connection with the Action, but only, in the case of indemnity under a policy of insurance, to the extent of any proceeds received under the policy.

2.9    Consequences of Settlement. For the purposes of this Agreement including, without limitation, Article 1 hereof, the termination of any civil, criminal or administrative action, proceeding, investigation, inquiry or hearing by way of a judgement, order, settlement, conviction or similar or other result shall not, of itself, create a presumption either that the Indemnitee did not act honestly or in good faith with a view to the best interests of the Indemnitor, or any entity with which the Indemnitee holds or held a directorship and/or officer position at the Indemnitor’s request, or that, in the case of a criminal or administrative action, proceeding, investigation, inquiry or hearing in which a monetary penalty could be imposed, the Indemnitee did not have reasonable grounds for believing that his or her conduct was lawful, unless any judgement or order of a court of competent jurisdiction specifically finds otherwise.

ARTICLE 3 - GENERAL

3.1    Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Indemnitor or other entity against the Indemnitee, his estate, executors, administrators, legal representatives or lawful heirs after the expiration of two years from the date the Indemnitee ceased (for any reason) to be a director or officer of the Indemnitor or other entity and the Indemnitor agrees that any claim or cause of action of the Indemnitor or other entity shall be extinguished and the Indemnitor, his estate, executors, administrators, legal representatives and lawful heirs deemed released therefrom absolutely unless asserted by the commencement of legal action in a court of competent jurisdiction within such two-year period.

3.2    Nothing herein contained shall in any way affect the Indemnitee’s right to resign from the Indemnitee’s position as a director and/or officer of the Indemnitor or at any time to resign from the Indemnitee’s position with any other entity held at the Indemnitor’s request at any time. The obligations of the Indemnitor hereunder shall continue after and are not affected in any way by the Indemnitee ceasing to be a director and/or officer of the Indemnitor or ceasing to be a director and/or officer of any entity in which the Indemnitee held a directorship and/or officer position at the request of the Indemnitor, whether by resignation, removal, death, incapacity, disqualification under applicable law, or otherwise.

3.3    The indemnity herein provided for shall survive the termination of the Indemnitee’s position as a director and/or officer of the Indemnitor and the termination of any directorship and/or officer position held by the Indemnitee at the Indemnitor’s request and shall continue in full force and effect thereafter.

3.4    Unless stated otherwise, all monies to be paid hereunder shall be paid within 30 days of becoming payable.

3.5    If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The parties hereto agree to negotiate in good faith to agree to a substitute provision which shall be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

3.6    In any proceeding concerning a disagreement between the Indemnitor and the Indemnitee as to the availability of indemnification under this Agreement, the Indemnitor shall have the burden of proving that the Indemnitee is not entitled to indemnification hereunder.

3.7    Each party hereto agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

3.8    This Agreement and the indemnification hereunder shall enure to the benefit of and be binding upon the parties hereto and their respective estates, heirs, executors, administrators, legal representatives, successors and permitted assigns.

3.9    Time shall be of the essence of this Agreement.

3.10    This Agreement shall be exclusively construed and governed by the laws in force in British Columbia and the federal laws of Canada applicable therein, and the courts of British Columbia (and Supreme Court of Canada, if necessary) shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This section shall not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

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3.11    This Agreement contains all of the terms and conditions agreed upon by the parties with respect to the subject matter of this Agreement, and any other previous agreements, understandings, representations or warranties, written or not, are superseded by this Agreement.

IN WITNESS WHEREOF the parties hereto have signed and delivered this agreement as of the date first written above.

CRH MEDICAL CORPORATION

Per:
Authorized Signatory

SIGNED AND DELIVERED in the	)
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